QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
BMC Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BMC INDUSTRIES, INC.
One Meridian Crossings, Suite 850
Minneapolis, Minnesota 55423

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2001

TO THE STOCKHOLDERS OF BMC INDUSTRIES, INC.:

    NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of BMC Industries, Inc. will be held at the Holiday Inn Select International, Three Appletree Square, Bloomington, Minnesota on Thursday, May 17, 2001 at 10:00 a.m., Central Daylight Time, for the following purposes:

  1.
  To elect three directors for a term of two years; and

  2.
  To transact such other business as properly may come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 23, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                      By Order of the Board of Directors

                      Jon A. Dobson
                       Secretary

March 29, 2001

YOUR VOTE IS VERY IMPORTANT

    WHETHER OR NOT YOU EXPECT TO ATTEND THIS MEETING AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE VOTE YOUR SHARES EITHER BY TELEPHONE (VIA THE 1-800 NUMBER INDICATED ON THE ACCOMPANYING PROXY CARD) OR BY MAIL. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE SIGN AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE. A PRE-ADDRESSED POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE IN RETURNING THE SIGNED PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USAGE.

BMC INDUSTRIES, INC.
One Meridian Crossings, Suite 850
Minneapolis, Minnesota 55423

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING THE SOLICITATION

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of BMC Industries, Inc. (the "Company," "BMC," "we", "our" or "us") for use at the 2001 Annual Meeting of Stockholders to be held at the Holiday Inn Select International, Three Appletree Square, Bloomington, Minnesota on Thursday, May 17, 2001, at 10:00 a.m. Central Daylight Time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

    You are entitled to vote at the annual meeting if you were a stockholder of record at the close of business on March 23, 2001. PLEASE VOTE YOUR SHARES EITHER BY TELEPHONE (VIA THE 1-800 NUMBER INDICATED ON THE ACCOMPANYING PROXY CARD) OR BY MAIL BY SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ACCOMPANYING PRE-ADDRESSED ENVELOPE. Signing and returning your proxy card will not prevent you from voting in person at the annual meeting. You may revoke your proxy at any time before it is used at the annual meeting by filing a revoking instrument or a duly executed proxy bearing a later date with the Secretary of BMC or by attending the annual meeting and voting in person.

    We will pay the cost of soliciting proxies. Officers, directors and regular employees of BMC may, without additional compensation, solicit proxies by mail, personal conversation, telephone or otherwise. We will reimburse brokerage firms and others for expenses incurred in forwarding solicitation material to the beneficial owners of BMC common stock. We anticipate that this proxy statement, form of proxy and voting instructions will be mailed to stockholders on or about March 29, 2001. Our annual report to stockholders for the year ended December 31, 2000 will be mailed to stockholders at the same time but is not to be considered a part of the proxy soliciting materials.

VOTING OF SHARES

    Only holders of record of BMC common stock at the close of business on March 23, 2001 will be entitled to vote at the annual meeting. On March 23, 2001, BMC had 27,449,463 outstanding shares of common stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the annual meeting. Holders of shares of common stock are not entitled to cumulative voting rights.

    The presence at the annual meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is required for a quorum for the transaction of business. Shares of common stock represented by a properly signed and returned proxy card, or which have been voted by telephone in accordance with the telephone voting instructions set forth on the accompanying proxy card, will be counted as shares present and entitled to vote at the annual meeting for purposes of determining a quorum, without regard to whether the proxy reflects votes against director nominees or abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

    The election of a nominee for director requires the affirmative vote of a majority of the shares of common stock present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the annual meeting). Shares represented by a properly executed proxy voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against that matter. Shares represented by a properly executed proxy that includes broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved.

Proposal 1

ELECTION OF DIRECTORS

Nomination

    Our Second Restated Articles of Incorporation provide that the Board of Directors will consist of not less than three nor more than 17 members, as determined from time to time by the Board, divided into two classes of as nearly equal size as possible. Each class of directors serves a two-year term, with the term of one class expiring each year in rotation. The Board currently consists of six (6) directors, with the terms of three (3) present members of the Board expiring as of the annual meeting. The terms of the remaining three (3) members of the Board are currently scheduled to expire next year.

    The Board has nominated John W. Castro, Joe E. Davis and James M. Ramich to serve as directors for terms of two years, expiring at the annual meeting of stockholders in 2003.

    The Board recommends a vote FOR the election of the nominees. In the absence of other instructions, the proxies will be voted FOR the election of the nominees. If the Board should learn prior to the annual meeting that any of the nominees will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that otherwise would have been voted for that nominee will be voted for such substitute nominee as may be selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

Information About Directors and Nominees

    The following table gives certain information concerning directors, including this year's nominees.

Names of Directors and Nominees	Principal Occupation	Age	Director Since
Nominees for Directors whose terms expire in 2003:
John W. Castro	President and Chief Executive Officer of Merrill Corporation (diversified communications and document services)	52	1994
Joe E. Davis	Former President and Chief Executive Officer of National Health Enterprises, Inc. (health services); former Chairman of the Board, Linear Corporation (manufacturer of electronic wireless products)	66	1982
James M. Ramich	Former Executive Vice President, Corning Communications of Corning Incorporated (optical communications technologies)	55	1998
Directors whose terms expire in 2002:
Paul B. Burke	Chairman of the Board and Chief Executive Officer of BMC Industries, Inc.	45	1991
H. Ted Davis	Dean, Institute of Technology, University of Minnesota	63	1998
Harry A. Hammerly	Former Executive Vice President and Director of 3M Company (industrial, consumer and health products manufacturer).	67	1995

    Except as indicated below, there has been no change in the principal occupations or employment during the past five years for the directors or nominees for election as directors.

    Mr. Burke has served as the Chief Executive Officer since July 1991 and as Chairman of the Board since May 1995. Mr. Burke also served as President of BMC from May 1991 to November 1999. Mr. Burke joined BMC as Associate General Counsel in June 1983 and became Vice President, Secretary and General Counsel in August 1985. In November 1987, he was appointed Vice President, Ft. Lauderdale Operations of BMC's Vision-Ease Lens division and in May 1989 he was appointed President of Vision-Ease Lens.

    Dr. Davis has served as Dean of the Institute of Technology at the University of Minnesota since 1995. He has served as the Regents' Professor, Department of Chemical Engineering and Materials Service, at the University of Minnesota since 1997. Dr. Davis also served as Head of the Department of Chemical Engineering at the University of Minnesota from 1980 to 1995.

    Mr. Ramich has been a Partner in Gabriel Venture Partners since May 1999. He retired from Corning Incorporated in April 1998 after 25 years of service, most recently as Executive Vice President, Corning Communications. He also served in a number of other senior management and operating positions at Corning, including President, Corning Japan, Executive Vice President, Information Display Group and Vice President of Corporate Development.

    The following Board members also serve as directors of the designated public companies: Mr. Burke, Donaldson Company, Inc.; Mr. Joe Davis, American Funds Insurance Series, Anworth Mortgage

Securities, Inc., Natural Alternatives, Inc. and Wilshire Technologies, Inc.; and Mr. Hammerly, Apogee Enterprises, Inc. and Milacron, Inc.

Information About the Board and its Committees

    Committees.  During 2000, the Board of Directors met four (4) times. The Board maintains four (4) standing committees: an Audit Committee, a Compensation Committee, a Finance Committee and a Corporate Governance Committee. In 2000, all of our directors attended 75% or more of the meetings of the Board and the committees on which they served. The Audit Committee oversees our internal audit department and the provision of outside audit services. It met four (4) times in 2000. The Compensation Committee reviews and approves compensation for all elected executive officers; reviews, approves and modifies all general compensation matters; and sets the terms of, and grants awards under, our Restated and Amended 1994 Stock Incentive Plan and any other incentive plans. The Compensation Committee met two (2) times during 2000. The Finance Committee reviews BMC's long-range financing plan. The Finance Committee met one (1) time during 2000. The Corporate Governance Committee is authorized to identify, evaluate and nominate persons for election to the Board and to make recommendations to the Board with respect to such persons. The Corporate Governance Committee also reviews Board and corporate governance policies. The Corporate Governance Committee met one (1) time during 2000. The Corporate Governance Committee will consider nominees recommended by a stockholder if the stockholder submits the recommendation in writing to the chairperson of the Corporate Governance Committee. Our Second Restated Bylaws also permit any stockholder entitled to vote for the election of directors to make nominations directly, without first recommending the nominee to the Corporate Governance Committee. Under the bylaws, any such nomination made by a stockholder must be made by written notice to the corporate secretary not less than 120 days prior to the annual meeting of stockholders or special meeting called for the election of directors, as the case may be. The motion must include each nominee's name, age, business address and residence address, principal occupation and beneficial share ownership, together with the class of directors to which the nominee is being nominated and such other information as would be required in a proxy solicitation concerning the nominee under the Securities and Exchange Commission's proxy rules.

    The Audit, Compensation, Finance and Corporate Governance Committees are presently comprised of the following directors:

Audit Committee	Compensation Committee	Finance Committee	Corporate Governance Committee
Joe E. Davis (Chair)	John W. Castro (Chair)	James M. Ramich (Chair)	Harry A. Hammerly (Chair)
John W. Castro	H. Ted Davis	Joe E. Davis	H. Ted Davis
Harry A. Hammerly	James M. Ramich

    Directors' Fees.  Non-employee directors are paid an annual cash retainer of $15,000. Non-employee directors also receive a fee of $1,000 for each Board meeting attended and $1,000 for each committee meeting attended, $1,200 in the case of the committee Chair. Mr. Burke does not receive any fees for his service as a director since he is an employee of BMC.

    Directors' Deferred Compensation Plan.  On December 7, 1984, the Board of Directors adopted the Directors' Deferred Compensation Plan, which is administered by the corporate secretary in conjunction with the human resources and finance departments. Each non-employee director may elect to participate and defer his or her director fees. The amount of each participating director's compensation deferred under the plan is credited to a separate bookkeeping account in the director's name. Participants can elect to have compensation credited to a phantom investment options account or an interest income account. Compensation credited to the phantom investment account is converted into share equivalents of up to three mutual funds chosen from a variety of equity and bond fund options. The value of phantom investments credited to the investment account, and consequently the value of a participating director's account, increases or decreases depending on the market performance of the mutual funds chosen as phantom investments. Compensation credited to the interest account earns interest computed on the beginning balance each quarter at an annual rate equal to the effective cost of borrowing under our revolving credit facility in effect during the quarter. Amounts credited to participating directors' accounts are payable in cash in a lump sum or in two to ten annual installments, at the option of the participant, following termination of service as a director. During the past three years, $64,400 was deferred under the plan by one current director who is not an executive officer.

    Non-Employee Director Stock Options.  Pursuant to the Restated and Amended 1994 Stock Incentive Plan, non-employee directors receive an automatic one-time grant of a non-qualified stock option to purchase 10,000 shares of common stock on the date of election or appointment to their first term as a director. In addition, each non-employee director receives annually an automatic grant of a non-qualified stock option to purchase 4,000 shares of common stock on the date of the annual meeting of stockholders. All stock options are granted at the fair market value of BMC common stock on the date of grant. Each option becomes exercisable in full three years after the date of grant and terminates five years after the date of grant. If a non-employee director ceases to serve as a director for any reason other than death, disability or mandatory retirement, all options held by the director will continue to vest and expire in accordance with the original terms of the grants. All options become immediately exercisable in the event of a director's death, disability or mandatory retirement.

    Non-Employee Director Stock Ownership Guidelines.  The Board adopted minimum stock ownership guidelines in 1998 for non-employee directors. These guidelines recommend a minimum level of BMC stock ownership equal in value to five times the annual cash retainer. Non-employee directors have a period of five years to achieve compliance with the minimum ownership guidelines. Shares may be held in various forms of beneficial ownership, including jointly with a spouse, through a trust or in a retirement account. Unexercised stock options, however, do not count toward fulfillment of the guidelines. Until a non-employee director meets the minimum ownership guidelines, 50% of his/her annual cash retainer is paid in the form of BMC common stock that is purchased on the open market by BMC.

Audit Committee Report

    Notwithstanding anything to the contrary set forth in any of BMC's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

    The Audit Committee of BMC's Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board, which is included as Exhibit A to this proxy statement. The members of the Audit Committee are Joe E. Davis (Chair), John W. Castro and Harry A. Hammerly. The Board has determined that the members of the Audit Committee are independent according to the definition of "Independence" by the New York Stock Exchange.

    Management is responsible for BMC's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of BMC's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to oversee these processes.

    In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that BMC's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    BMC's independent auditors provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors the auditors' independence.

    Based on the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in BMC's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Members of the Audit Committee:
Joe E. Davis (Chair)
John W. Castro
Harry A. Hammerly

Auditor Independence

    For the year ended December 31, 2000, BMC's independent auditors rendered services to BMC for audit and non-audit related services. The fees billed by the independent auditors for these services are disclosed below.

    Audit Fees.  The aggregate fees billed for professional services rendered for the audit of BMC's annual consolidated financial statements for the year ended December 31, 2000 and the reviews of the consolidated financial statements included in BMC's Forms 10-Q for fiscal year 2000 were $225,072.

    Financial Information Systems Design and Implementation Fees.  BMC's principal auditors did not bill for or render any services to BMC relating to information technology for fiscal year 2000.

    All Other Fees.  The aggregate fees billed for services rendered by BMC's principal auditors, other than audit-related services and information technology services, for fiscal year 2000 were $185,326. The aggregate fees billed for audit-related services for the year ended December 31, 2000 were $61,818.

    The Audit Committee of BMC's Board of Directors has reviewed these fees and considered whether the principal auditors' provision of the information technology services and non-audit related services to BMC is compatible with maintaining the principal auditors' independence.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

    The following table provides information pertaining to persons who, to the best of our knowledge, own beneficially more than five percent (5%) of the outstanding common stock of BMC. This table also provides information with respect to shares of common stock beneficially held by all directors, the executive officers named in the "Summary Compensation Table" and for all directors and executive officers as a group. Unless otherwise indicated, this information is provided as of March 23, 2001.

	Shares of Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	Amount		Percent of Class
Putnam Investments, Inc. One Post Office Square Boston, MA 02109	2,463,700	(2)	9.0%
Becker Capital Management, Inc. 1211 SW Fifth Avenue, Suite 2185 Portland, OR 97204	2,251,500	(3)	8.2
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,860,000	(4)	6.8
Paul B. Burke	1,582,675	(5)	5.5
Bradley D. Carlson	3,019	(6)	*
John W. Castro	50,000	(7)	*
H. Ted Davis	17,665	(8)	*
Joe E. Davis	107,200	(9)	*
Jon A. Dobson	28,657	(10)	*
Harry A. Hammerly	24,498	(9)	*
Kathleen P. Pepski	26,666	(11)	*
Benoit Y. Pouliquen	27,000	(12)	*
James M. Ramich	13,677	(8)	*
All directors and executive officers as a group (11 persons)	1,887,013	(13)	6.6

*
= less than 1%.

(1)
Unless otherwise noted, all shares are held by individuals or entities possessing sole voting and investment power. Shares subject to options that are exercisable on or prior to May 23, 2001 are treated as outstanding for purposes of determining the percent beneficially owned by an individual or by members of the group, as the case may be.

(2)
Putnam Investments, LLC. ("Putnam"), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. ("Marsh & McLennan"), wholly owns two registered investment advisors: Putnam Investment Management, LLC. ("Putnam Investment"), which is the investment advisor to the Putnam family of mutual funds, and The Putnam Advisory Company, LLC ("Putnam Advisory"), which is the investment advisor to Putnam's institutional clients. Putnam Investment has shared dispositive power with respect to 772,800 shares, but each of the mutual fund's trustees have voting power over the shares held by each fund. Putnam Advisory has shared voting power with respect to

  541,600 shares and shared dispositive power with respect to 1,690,900 shares. Putnam and Marsh & McLennan disclaim beneficial ownership of all 2,463,700 shares.

(3)
As set forth in a Schedule 13G filed with the Securities and Exchange Commission on January 30, 2001, Becker Capital Management, Inc. ("Becker"), a registered investment adviser, is deemed to have beneficial ownership as of December 31, 2000 of 2,251,500 shares. Becker reports that it has sole voting power with respect to 1,989,900 shares and sole dispositive power with respect to all 2,251,500 shares.

(4)
As set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2001, Dimensional Fund Advisors ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership as of December 31, 2000 of 1,860,000 shares. Dimensional reports that it has sole voting power and sole dispositive power with respect to all 1,860,000 shares.

(5)
Includes 1,124,600 shares that Mr. Burke has the right to acquire within 60 days upon the exercise of options; 400 shares held indirectly as custodian for his minor son; and 12,824 shares allocable to him as of December 31, 2000 in connection with his participation in the Savings and Profit Sharing Plan.

(6)
Includes 3,000 shares that Mr. Carlson has the right to acquire within 60 days upon the exercise of options and 19 shares allocable to him as of December 31, 2000 in connection with his participation in the Savings and Profit Sharing Plan.

(7)
Includes 12,000 shares that Mr. Castro has the right to acquire within 60 days upon the exercise of options and 10,000 shares held by his wife, of which Mr. Castro disclaims beneficial ownership.

(8)
Includes 10,000 shares that may be acquired within 60 days upon the exercise of options.

(9)
Includes 12,000 shares that may be acquired within 60 days upon the exercise of options.

(10)
Includes 21,800 shares that Mr. Dobson has the right to acquire within 60 days upon the exercise of options and 889 shares allocable to him as of December 31, 2000 in connection with his participation in the Savings and Profit Sharing Plan.

(11)
Includes 26,666 shares that Ms. Pepski has the right to acquire within 60 days upon the exercise of options.

(12)
Include 20,000 shares that Mr. Pouliquen has the right to acquire within 60 days upon the exercise of options.

(13)
Includes 400 shares held indirectly by Mr. Burke's minor son, 1,256,682 shares deemed beneficially owned by members of the group by virtue of a right to acquire them within 60 days upon the exercise of options, and 14,418 shares allocable as of December 31, 2000 to four executive officers in connection with their participation in the Savings and Profit Sharing Plan.

EXECUTIVE COMPENSATION

Compensation Committee Report On Executive Compensation

    The Committee.  The Compensation Committee of BMC's Board of Directors (the "Committee") oversees and directs BMC's executive compensation program and is comprised entirely of non-employee directors. See "Information About the Board and its Committees" for a more complete description of the functions of the Compensation Committee.

    Compensation Philosophy.  BMC's executive compensation policies are intended to support the achievement of superior long-term financial performance and to align the interests of management with the interests of stockholders by:

  •
  Providing a comprehensive compensation package designed to attract, retain and motivate talented leaders and reward performance; and

  •
  Linking both annual incentive compensation and long-term incentive compensation with the Company's financial performance.

    BMC's executive compensation philosophy, as approved by the Committee, provides for an overall compensation package that is at a median level of competitiveness with manufacturing companies of comparable size and places increasing emphasis on variable compensation. The Committee, in reviewing compensation matters, consults with BMC's Vice President, Human Resources and, as appropriate, independent compensation consultants. In 2000, the Committee retained SCA Consulting to analyze and provide recommendations to the Committee regarding BMC's pay positioning and strategy, incentive plan designs and pay-for-performance calibration. The Committee also makes use of a variety of independent compensation surveys, each of which provides compensation data for well over 100 companies, including many of the companies in the S&P 500 and S&P Manufacturing (Diversified Industries) indices used in the stock performance graph under "Comparative Stock Performance" in this proxy statement. The Committee uses surveys that provide compensation data for the same or comparable positions in manufacturing companies with revenues and market values ranging from $100 million to $1billion. These surveys also provide statistical analyses that predict median compensation rates at profit and revenue levels comparable to those of BMC. In addition, the Committee uses data from a peer group of other publicly-traded, component manufacturing companies that offer a breadth of products, focus on precision manufacturing and have annual revenues ranging from $150 million to $850 million. SCA Consulting developed this list as part of its compensation analysis in 2000.

    As compared to peer group and independent survey data, the overall executive compensation packages, as well as the individual components, of BMC's executive officers in 2000 were established by the Committee within median levels of competitiveness. Actual total compensation paid to these executives in 2000 fell within a median level of competitiveness. This median level of overall compensation for 2000 is consistent with BMC's pay-for-performance philosophy. Although the Committee seeks to establish median levels of compensation on a consistent basis, individual compensation levels for executives may be higher or lower than median competitive levels based upon annual and long-term performance by BMC, as well as individual performance. The Committee also exercises discretion in setting executive compensation at levels that it believes are justified by external, internal or other circumstances.

    Elements of Executive Officer Compensation Policy.  BMC's executive officer compensation policy is comprised of base salary, annual cash bonus incentive opportunities and long-term incentives in the form of stock options and/or restricted stock awards and, for Mr. Pouliquen in his role as leader of BMC's Mask Operations, in cash payable upon the achievement of financial performance criteria by Mask Operations over a three-year measurement period.

    Base Salary.  Base salary levels for the Company's executive officers, including the Chief Executive Officer, are generally set at median levels of competitiveness compared to manufacturing companies of similar size, value and profitability. In determining individual salaries, the Committee also takes into consideration individual experience and performance, as well as competitive and comparable data related to the executive officer's specific areas of expertise.

    Annual Cash Bonus Incentives.  Under BMC's Management Incentive Plan, executive officers may receive cash bonus awards after the close of the fiscal year if BMC achieves financial performance goals set by the Committee for that year. Target bonus rates of a percentage of base salary are established for each executive officer based upon the individual's level of responsibility and the median level of incentive compensation opportunity offered by like-sized manufacturing companies. BMC achieved target level financial performance for 2000 and, as a result, the executive officers received a target level bonus award under the Management Incentive Plan for 2000.

    Long-Term Incentives.  On December 10, 1993, BMC's Board of Directors approved the 1994 Stock Incentive Plan, which subsequently was approved by BMC's stockholders at the 1994 Annual Meeting of Stockholders. This plan provides for grants to eligible employees of BMC and its subsidiaries of stock options, restricted stock awards, performance units, stock bonuses and stock appreciation rights. To the extent not otherwise fixed by the terms of the plan, the Committee has the discretion to select participants, the type of award and the terms and conditions for each award. Awards under the plan are intended to align management and stockholder long-term interests by creating a direct link between executive compensation and stockholder return, and to enable executives to develop and maintain an equity position in BMC. On February 17, 2000, the Board approved an amendment and restatement of the 1994 Stock Incentive Plan (the "Restated and Amended Plan") that (i) authorizes an additional 2,000,000 shares available for issuance under the plan, for a total of 4,840,000 shares (ii) accelerates the vesting of incentive awards upon retirement, subject to Committee approval, (iii) clarifies an award holder's rights upon mergers and similar transactions, (iv) permits the transfer of awards during an award holder's lifetime for estate planning purposes, (v) accelerates awards in change-of-control situations without requiring advance Committee approval, (vi) permits substitution of options for lateral hires and (vii) reflects changes in regulations since the original plan was approved in 1994. Stockholders subsequently approved the Restated and Amended Plan at the 2000 Annual Meeting of Stockholders.

    In determining the size of stock option grants and selecting the recipients, the Committee considers a number of factors, including formula calculations, management and outside consultant recommendations, peer group and published survey data, the potential and performance of the recipient, grants made in prior years and the value of outstanding options held by the recipient. The Committee does not rely solely on any one of these considerations. Option grants generally have a grant date Black-Scholes value at median or above levels of competitiveness with peer group and independent survey data. The Committee monitors the aggregate number of options granted per year and attempts to manage total annual options granted within median levels of dilution as recommended by SCA Consulting in its 2000 compensation analysis and as compared to peer group and independent survey data.

    Policy on Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code limits the tax deduction available to publicly-held corporations to $1 million for annual compensation paid to each of the CEO and the other four most highly-compensated officers, unless certain requirements are met. One requirement is that the Committee consist entirely of outside directors. The Committee meets this requirement. Another requirement is that compensation in excess of $1 million must be based upon the attainment of performance goals approved by stockholders. Option awards under the Restated and Amended Plan meet these requirements and are eligible for exceptions to the deduction limitation. Although no executive officer's annual compensation, excluding qualified performance-based compensation, has exceeded $1 million to date, the Committee may offer an annual compensation to an executive officer that exceeds $1 million in order to attract, retain and reward the executive, as deemed necessary and appropriate to maximize the return to stockholders.

    Chief Executive Officer Compensation.  The total package of base salary, annual cash incentives, long-term incentives and other compensation paid to Mr. Burke in his position as Chairman and CEO is consistent with BMC's stated compensation philosophy. The Summary Compensation Table on page 13 of this proxy statement contains disclosure of the amounts paid or granted to Mr. Burke during the past three years. The potential value of Mr. Burke's compensation package is designed to "pay for performance" by placing a high degree of pay at risk and by providing significant emphasis on the achievement of stockholder value through long-term incentives in the form of stock options. Mr. Burke's target award under the Bonus Plan for 2000 was set at 75% of his base salary. Mr. Burke received a payment of $318,750 under the Bonus Plan based upon BMC's achievement of target level performance in 2000. Benefits and perquisites are set at median levels of competitiveness. Mr. Burke's base salary and his stock option awards are determined after a review of competitive compensation data, including peer group and independent surveys data, recommendations by independent consultants, including those of SCA Consulting in its 2000 study, and after taking into account BMC's performance under his leadership. The Company's performance is measured against financial goals for earnings, earnings per share and cash flow, stock price performance and soundness of strategic operating plans.

    Mr. Burke's base cash salary in 2000 remained at $400,000. For purposes of calculating payments under the Bonus Plan, Mr. Burke had a deemed annual salary of $425,000, which includes one-half of the $50,000 grant date value of 9,468 shares of restricted stock granted to Mr. Burke in February 1999. The restriction on these 9,468 shares of restricted stock lapsed on December 31, 2000.

Members of the Compensation Committee
John W. Castro, Chairman
H. Ted Davis
James M. Ramich

Comparative Stock Performance

    This graph compares the cumulative total stockholder return on BMC common stock, assuming reinvestment of dividends, for the last five fiscal years to the total cumulative return on the Standard & Poor's ("S&P") 500 Composite Stock Index and the S&P Manufacturing (Diversified Industries) Index over the same period. The graph assumes $100 invested on December 30, 1995 in BMC common stock and each of the indices.

Summary of Cash and Certain Other Compensation

    The following table shows compensation information for the chief executive officer and the four other most highly compensated executive officers in 2000.

Summary Compensation Table

Long-Term Compensation
		Annual Compensation			Awards
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation(2)	Restricted Stock Awards($)	Securities Underlying Options	All Other Compensation(3)
Paul B. Burke Chairman of the Board and CEO	2000 1999 1998	$400,000 400,000 400,000	318,750 0 0	$219,642 189,509 161,692	— 50,000 —	— 300,000 100,000	$54,535 27,822 27,948
Benoit Y. Pouliquen President and Chief Operating Officer(4)	2000 1999 1998	260,000 — —	171,730 — —	30,511 — —	— — —	— — —	49,686 — —
Kathleen P. Pepski Senior Vice President and Chief Financial Officer(5)	2000 1999 1998	154,038 — —	77,019 — —	17,480 — —	— — —	100,000 — —	— — —
Jon A. Dobson Vice President of Human Resources, General Counsel and Secretary(6)	2000 1999 1998	139,808 112,923 —	41,942 0 —	19,607 25,471 —	— 4,837 —	20,000 15,000 —	16,208 6,292 —
Bradley D. Carlson Treasurer(7)	2000 1999 1998	111,865 — —	27,966 — —	10,092 — —	— — —	5,000 — —	9,805 — —

(1)
Bonuses are included in the year earned. Under our Management Incentive Plan, bonuses earned during any given fiscal year are paid to participants by March of the following year. No bonuses were paid for 1999 and 1998 since we did not meet our performance objectives.
(2)
Includes the value of all perquisites and personal benefits provided by BMC to the named executive officers, including the use of leased automobiles, reimbursement of club membership dues, tax preparation services and physical examinations. For purposes of this table, we have determined the value of perquisites and benefits at their incremental cost, not on the taxable benefit derived by the executive officer. Prior to August 2000, we permited stock option participants, including executive officers, to exercise stock options through interest-free loans, up to a maximum amount. See "Certain Transactions" below. The value of such interest-free loans was determined by calculating the interest imputed on such loans for the applicable year at the applicable federal rate provided by the Internal Revenue Code. Specific perquisites or personal benefits exceeding 25% of the total reported for each of the named individuals were as follows:
(a)
Mr. Burke: Leased auto, $41,325, $40,232 and $39,176 for fiscal 2000, 1999 and 1998, respectively; imputed interest on interest free loans, $164,646, $135,618 and $101,180 for fiscal 2000, 1999 and 1998, respectively.
(b)
Mr. Pouliquen: Leased auto, $28,594 for fiscal 2000.
(c)
Ms. Pepski: Leased auto, $10,484 for fiscal 2000.

  (d)
  Mr. Dobson: Leased auto, 16,980 and $21,718 for fiscal 2000 and 1999, respectively.
  (e)
  Mr. Carlson: Leased auto, $10,092 for fiscal 2000.
(3)
Includes the following contributions made and to be made to the Savings and Profit Sharing Plan and nonqualified benefit equalization plan on behalf of the named executive officers for services performed in fiscal 2000:
(a)
Mr. Burke: Savings and Profit Sharing Plan, $18,172; benefit equalization plan, $33,738.
(b)
Mr. Pouliquen: Savings and Profit Sharing Plan, $22,132; benefit equalization plan, $22,429.
(c)
Mr. Dobson: Savings and Profit Sharing Plan, $14,122.
(d)
Mr. Carlson: Savings and Profit Sharing Plan, $9,453.
(4)
Mr. Pouliquen became President and Chief Operating Officer in November 1999.
(5)
Ms. Pepski became Senior Vice President and Chief Financial Officer in April 2000.
(6)
Mr. Dobson became Vice President of Human Resources, General Counsel and Secretary in November 1999. Prior to that date, he served as General Counsel and Secretary beginning in December 1997.
(7)
Mr. Carlson became Treasurer in September 1999.

Stock Options and Exercises

    The following table shows the options granted to the executive officers named in the "Summary Compensation Table" during 2000. Individual grants are listed separately for each officer. In addition, this table shows the estimated present value of each grant as of the date of grant.

Option Grants in 2000(1)

	Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2000	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value(2)
Paul B. Burke	0	—	—	—	—
Benoit Y. Pouliquen	0	—	—	—	—
Kathleen P. Pepski	100,000	22.2%	4.8750	4/19/10	298,000
Jon A. Dobson	20,000	4.4%	5.4375	2/16/10	66,600
Bradley D. Carlson	5,000	1.1%	5.4375	2/16/10	16,650

(1)
All options were granted under the Restated and Amended Plan. Options typically vest in five equal annual installments commencing on the first anniversary date of the grant, with the exception of the option granted to Ms. Pepski for the purchase of 100,000 shares of common stock, of which 50,000 shares vest in three equal annual installments and 50,000 shares vest in five equal annual installments, with the first installment of each becoming exercisable on the first anniversary of her employment date. All options were granted at an exercise price equal to the fair market value based on the average of the high and low sales price of our common stock on the date of grant.

(2)
The present value determination was made using the Black-Scholes option pricing model. The assumptions used in the model are dependent on the date of option grant. The assumptions used include expected stock price volatility of .763, risk-free rate of return of 6.02%, weighted average expected life of five years, dividend yield of 1.23% and contractual time to exercise of ten years. Actual gains, if any, on stock option exercises are dependent upon our future performance and the performance of our common stock, overall market conditions, and the executive's continued employment through the vesting dates of the option grant.

    The following table provides information about stock option exercises during 2000 by the executive officers named in the "Summary Compensation Table" and stock options held by each of them at year-end.

Aggregated Option Exercises in 2000 and Option Values at December 31, 2000

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2000 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2000 Exercisable/Unexercisable(1)
Paul B. Burke	0	$0	1,084,600/120,000	$1,308,509/0
Benoit Y. Pouliquen	0	0	20,000/80,000	0/0
Kathleen P. Pepski	0	0	0/100,000	0/0
Jon A. Dobson	0	0	21,100/40,400	0/0
Bradley D. Carlson	0	0	3,000/12,000	0/0

(1)
Based on the closing price of our common stock on the New York Stock Exchange-Composite Transactions at December 31, 2000 ($4.875), minus the exercise price.

Officer Agreements and Change in Control Arrangements

    We currently have change of control agreements with Messrs. Burke, Carlson, Dobson and Pouliquen and Ms. Pepski. Under the change of control agreements, termination of an individual executive officer's employment in connection with any change of control triggers severance benefits. A "change of control" includes the sale, lease or other transfer of substantially all of our assets; a stockholder approved dissolution or liquidation; a change of control reportable to the Securities and Exchange Commission on Form 8-K; acquisition by any person of 50% or more of our voting stock; or, a change in composition of the Board of Directors, such that current directors cease to constitute a majority (but only if the nominations of the newly elected members were not approved by the current directors). Severance benefits payable under the change of control agreement to Mr. Burke consist of three years' base salary, payable in the form of a lump sum payment of one year's base salary and a payout of the remainder over 24 months. Severance benefits payable under the Change of Control Agreements to Messrs. Carlson, Dobson and Pouliquen and Ms. Pepski consist of one year's base salary over 12 months. Monthly payments under the Change of Control Agreements are reduced to the extent of any base salary received as a result of subsequent employment, but the terminated executive officer has no duty to seek subsequent employment. In the event the standard severance benefits constitute an excess parachute payment under the rules of the Internal Revenue Service, severance benefits will be reduced to an amount equal to the severance payment amount less the amount required to avoid any excise tax. Under the Change of Control Agreements, each executive officer remains employed for a six-month period following any change of control. During that period, he or she may resign for "good reason" and receive contractual severance benefits. "Good reason" includes adverse changes in compensation and/or duties, forced relocation to a new locale, or our failure to continue to provide benefit plans equivalent to those we offered prior to the change of control. At the end of the six-month period, the executive has a 30-day period in which to decide whether to remain employed by the successor; during that period, the executive may elect to terminate employment, with or without good reason, and receive contractual severance benefits. Any termination by the successor during the above periods without good cause, or by BMC prior to a change in control at the insistence of an acquiror, also triggers severance benefits. "Good cause" includes (i) willful and continued failure to perform duties or (ii) conviction of a felony or gross misdemeanor materially injurious to BMC. Death or attainment of age 65 prior to the end of the period during which monthly payments are made ends all further obligations of BMC.

    To the extent not already exercisable, options also become immediately exercisable under the Restated and Amended Plan in the event of any "change in control." For purposes of the Restated and Amended 1994 Plan, a "change in control" means the following: (a) the sale or other transfer of substantially all of our assets; (b) liquidation or dissolution; (c) a merger or consolidation if (i) less than 50% of the voting stock of the surviving company is held by persons who were stockholders of BMC immediately before the merger or consolidation, or (ii) less than 80% of the voting stock of the surviving company is held by persons who were stockholders of BMC immediately prior to the merger or consolidation without the prior approval of our continuity directors (directors as of December 10, 1993 and additional directors nominated or elected by a majority of the "continuity directors"); (d) ownership by any person or group of 50% or more of our voting stock, or 20% or more of our voting stock without the prior approval of the continuity directors; (e) the continuity directors ceasing to constitute a majority of the Board; or (f) any change of control that is required to be reported on Form 8-K.

    Under the 1984 Omnibus Stock Program, which terminated pursuant to its terms on January 10, 1994, if any person makes a successful tender or exchange offer for common stock that the Board opposes or does not affirmatively recommend, then (i) all incentive stock options, and non-qualified options with respect to which no stock appreciation rights have been granted, will become immediately exercisable, (ii) all non-qualified options with respect to which stock appreciation rights have been granted and which have been outstanding for at least six months, will become immediately exercisable, provided that exercise may only take place during certain periods following our public release of certain financial reports and (iii) all restrictions on any outstanding restricted stock awards will immediately lapse.

    To the extent not already vested, all benefits under the Savings and Profit Sharing Plan become fully vested in the event of any "change in control". For purposes of the Savings and Profit Sharing Plan, a change in control means the following: (a) the sale or other transfer of substantially all of our assets; (b) liquidation or dissolution; (c) a person becomes the beneficial owner of 50 percent or more of the voting power of our outstanding securities; (d) individuals who constitute "incumbent directors" (directors as of January 1, 1994 and additional directors nominated or elected by a majority of the "incumbent directors") cease to constitute at least a majority of the Board; or (e) any change in control that is required to be reported under Section 13 or 15(d) of the Securities Exchange Act of 1934.

Employment Agreements With Named Executive Officers

    In February 1999, we entered into a two-year employment agreement with Mr. Burke, effective January 1, 1999, pursuant to which he continues to serve as Chief Executive Officer and Chairman of the Board. The agreement provides for an annual base cash salary of $400,000, subject to increase at the Board's sole discretion, a restricted stock award with a fair market value of $50,000 and grant of non-qualified stock options to purchase 300,000 shares of our common stock. The agreement also provides for an annual bonus under the Management Incentive Plan, subject to the terms of the Management Incentive Plan, determined by using a deemed base salary of $425,000, which allocates $25,000 of the restricted stock award to Mr. Burke's base salary for purposes of calculating his bonus in each year of the two-year agreement. The agreement automatically renews for successive one-year periods after the initial term, unless terminated by BMC or Mr. Burke by not less than sixty (60) days written notice before the end of the initial term or any successive one-year renewal period. If we issue a notice of non-renewal to Mr. Burke, he will receive payment of one year's base salary following expiration of the initial or renewal term. Mr. Burke's employment agreement was automatically renewed for 2001.

    We entered into an employment agreement with Ms. Pepski, effective April 19, 2000. Under the terms of this agreement, we agreed to employ Ms. Pepski for a period of two years. This agreement expires on April 19, 2002.

CERTAIN TRANSACTIONS

    In 1993, we adopted a Stock Option Exercise Loan Program pursuant to which employees could borrow money, generally on an interest-free basis, to exercise stock options and, until February 1999, to pay any related income taxes due. In August 2000, the Compensation Committee terminated the loan program. Promissory notes described further herein, however, continue to govern all outstanding loans as of the August 2000 meeting of the Compensation Committee. We hold the shares obtained upon exercise of the underlying stock options as collateral for the loans. The purpose of the loan program was to facilitate the exercise of stock options, to encourage share ownership by employees and to minimize the need to sell shares in the open market to pay the exercise price of options.

    If the market value of all shares held as collateral falls below an employee's loan balance, the employee must make arrangements to repay that portion of the loan, or pledge additional shares, equal to the difference between the market value and the loan balance. The loans must be repaid within 45 days of an employee's termination of employment or a longer period if approved by the Compensation Committee. Upon the death or long-term disability of the employee, the Committee may extend the term of the repayment of the loan by up to six months. The Compensation Committee may demand repayment of the loans at any time.

    Each individual borrowing arrangement is evidenced by a written demand promissory note executed by the employee at the time of borrowing. The note provides that thirty percent (30%) of the employee's bonus compensation received under the Management Incentive Plan, net of applicable estimated taxes and other withholdings, will be applied to repay the principal under the note. In addition, a portion of the proceeds from any sale of stock pledged under the loan program must be applied to the repayment of amounts outstanding under the loan program. All dividends received by an employee for stock pledged for a loan, net of applicable estimated taxes and other withholdings on such dividends, are also applied to the loan.

    As of March 23, 2001 Messrs. Burke and Dobson had loans outstanding under the loan program of $2,630,309 and $7,067, respectively. The largest loan amounts outstanding for Messrs. Burke and Dobson during 2000 were $2,688,132 and 13,905, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and executive officers, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and other equity securities with the Securities and Exchange Commission. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish BMC with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the copies of reports furnished to BMC with respect to the period ended December 31, 2000, all directors, executive officers and greater than 10% stockholders were in compliance with all Section 16(a) filing requirements.

INDEPENDENT AUDITORS

    During 2000, in addition to auditing our financial statements, Ernst & Young LLP performed services in connection with preparation of our tax returns and related tax planning, audits of employee benefit plans and provision of general accounting advice.

    Ernst & Young LLP, or its predecessor, has been our independent auditors since 1980 and has been selected by the Board to continue as such for the current fiscal year. We have requested and expect a representative of Ernst & Young LLP to be present at the meeting to make a statement if he or she so desires and to respond to appropriate questions.

2002 STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented in the proxy materials relating to the 2002 Annual Meeting of Stockholders must be received by us on or before November 29, 2001. Stockholder proposals intended to be presented at that meeting but not intended to be included in our proxy materials for that meeting, must be received by us on or before February 12, 2002.

OTHER BUSINESS

    We know of no business which will be presented for consideration at the meeting other than that described in this proxy statement. As to other business, if any, that may properly come before the meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.

    WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, EXCLUSIVE OF EXHIBITS, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 TO EACH PERSON WHO IS A STOCKHOLDER OF BMC AS OF MARCH 23, 2001, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUESTS SHOULD BE SENT TO: INVESTOR RELATIONS DEPARTMENT, BMC INDUSTRIES, INC., ONE MERIDIAN CROSSINGS, SUITE 850, MINNEAPOLIS, MN 55423.

Dated: March 29, 2001
BMC Industries, Inc.
One Meridian Crossings, Suite 850
Minneapolis, Minnesota 55423

EXHIBIT A

BMC INDUSTRIES, INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Purpose

    This Charter establishes the authority and responsibilities of the Audit Committee ("Committee") of the Board of Directors ("Board") of BMC Industries, Inc. (the "Company"). The Committee shall review and reassess this Charter at least annually and request Board approval of any proposed revisions to the Charter.

Authority

    The Committee is granted the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the Company. The Committee has the ability to retain, at the Company's expense, special legal, accounting or other experts it deems necessary to assist the Committee in fulfilling its responsibilities.

Composition

    The Committee shall be comprised of at least three directors as determined by the Board, each of whom shall meet the requirements of the New York Stock Exchange. The members of the Committee shall be independent of the management of the Company and free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as Committee members. Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee must have accounting or related financial management expertise, as the Board interprets such qualifications in its business judgment. The Board shall designate the Committee Chair.

Statement of Policy

    Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee shall provide assistance to the Board in fulfilling its oversight responsibilities relating to accounting policies and reporting practices, the system of internal controls and the internal and external auditing thereof. In so doing, the Committee shall provide an avenue for free and open communication among the Board, the independent auditors, internal audit and management of the Company.

Responsibilities and Processes

    The Committee's primary responsibility is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best respond to changing conditions and circumstances.

    The Committee shall follow the principal recurring processes set forth below in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

  •
  The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee. The

A-1

    Board and Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The Committee shall obtain from the independent auditors, at least annually, a formal written statement delineating all relationships between the independent auditors and the Company as contemplated by the Independence Standards Board. The Committee shall also actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and shall recommend that the Board take appropriate action to satisfy itself of the auditors' independence.

  •
  The Committee shall discuss with internal audit and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing, and shall approve the annual audit fees.. The Committee shall discuss with management, internal audit and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk and legal and ethical compliance programs. Further, the Committee shall meet separately with internal audit and the independent auditors, with and without management present, to discuss the results of their examinations.

  •
  If requested by the independent auditors, the Committee shall discuss with the independent auditors the results of their review of the quarterly financial results and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards prior to the filing of the Company's Quarterly Report on Form 10-Q. The Chair of the Committee may represent the entire Committee for purposes of this review.

  •
  The Committee shall review with management and the independent auditors the Company's annual financial statements and recommend to the Board that the statements be included in the Company's Annual Report on Form 10-K. This review shall include discussions regarding the independent auditors' judgment about the quality and acceptability of the Company's accounting principles applied to its financial reporting, the reasonableness of significant judgments and the clarity of the disclosures in the financial reporting. The Committee also shall discuss with the independent auditors the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

A-2

COMPANY #
CONTROL #

There are two ways to vote your Proxy

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

  •
  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on May 16, 2001.
  •
  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
  •
  Follow the simple instructions the Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to BMC Industries, Inc., c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone please do not mail your Proxy Card

—Please detach here—

The Board of Directors Recommends a Vote FOR Item 1.

1. Election of directors:	01 John W. Castro 02 Joe E. Davis	03 James M. Ramich	/ / Vote FOR all nominees (except as marked)	/ / Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box / / Indicate changes below:			Date ________________________________
Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, adminis-trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

BMC Industries, Inc.
ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 17, 2001
10:00 a.m.
Holiday Inn Select International
Three Appletree Square
Bloomington, Minnesota

HIJKLMNOP	BMC Industries, Inc. One Meridian Crossings, Suite 850, Minneapolis, Minnesota 55423	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 17, 2001.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Item 1.

By signing the proxy, you revoke all prior proxies and appoint Bradley D. Carlson and Jon A. Dobson, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

QuickLinks

INFORMATION CONCERNING THE SOLICITATION
VOTING OF SHARES
Proposal 1 ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT AUDITORS
2002 STOCKHOLDER PROPOSALS
OTHER BUSINESS